AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                   HUBCO, Inc.


                  This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of the New Jersey Business Corporation Act. The name of the Corporation is HUBCO, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of New Jersey on May 5, 1982.

                                    ARTICLE I

                                 CORPORATE NAME

The  name  of  the   Corporation   shall  be  HUBCO,   Inc.   (hereinafter   the
"Corporation").

                                   ARTICLE II

                            CURRENT REGISTERED OFFICE
                          AND CURRENT REGISTERED AGENT

                  The address of the registered office of the Corporation is 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. The name of the current registered agent at that address is D. Lynn Van Borkulo.

                                   ARTICLE III

                               BOARD OF DIRECTORS
                             AND NUMBER OF DIRECTORS

                  The number of directors shall be governed by the by-laws of the Corporation. The current number of directors constituting the Board of Directors is twelve. The names and addresses of the current Board of Directors are as follows:

       NAME                                   ADDRESS

Kenneth T. Neilson                        1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Robert J. Burke                           1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Donald P. Calcagnini                      1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Joan David                                1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Thomas R. Farley                          1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Michael H. Flynn                          1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Robert B. Goldstein                       1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Bryant Malcolm                            1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

W. Peter McBride                          1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Charles F.X. Poggi                        1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

David A. Rosow                            1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

James E. Schierloh                        1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

John Tatigian                             1000 MacArthur Boulevard
                                          Mahwah, NJ  07430

Sister Grace Frances Strauber             1000 MacArthur Boulevard
                                          Mahwah, NJ  07430


                  Shareholders shall have no right to increase or decrease the number of directors constituting the Board, except by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter. Any director may be removed from office by the stockholders of the Corporation, but only for cause.

                  Notwithstanding anything else in this Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article III may not be amended, altered, changed or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

                                   ARTICLE IV

                                CORPORATE PURPOSE

                  The purpose for which the Corporation is organized is to engage in any activities for which corporation may be organized under the New Jersey Business Corporation Act, subject to any restrictions which may be imposed from time to time by the laws of the United States or the State of New Jersey with regard to the activities of a bank holding company.

                                    ARTICLE V

                                  CAPITAL STOCK

                  (A) The total authorized stock of the Corporation shall be 61,800,000 shares, consisting of 51,500,000 shares of common stock and 10,300,000 shares of preferred stock, which may be issued in one or more classes or series. The shares of common stock shall constitute a single class and shall be without nominal or par value. The shares of preferred stock of each class or series shall be without nominal or par value, except that the amendment authorizing the initial issuance of any class or series adopted by the Board of Directors as provided herein, may provide that shares of any class or series shall have a specific par value per share, in which event all of the shares of such class or series shall have the par value so specified.

                  (B) The Board of Directors of the Corporation is expressly authorized from time to time to adopt and to cause to be executed and filed without further approval of the shareholders amendments to this Certificate of Incorporation authorizing the issuance of one or more classes or series of Preferred Stock for such consideration as the Board of Directors may fix. In an amendment authorizing any class or series of Preferred Stock, the Board of Directors is expressly authorized to determine:

                           (a)  The  distinctive  designation  of the  class  or
series and the number of shares which will constitute the class or series, which number may be increased or decreased (but not below the number of shares then outstanding in this class or above the total shares authorized herein) from time to time by action of the Board of Directors.

                           (b) The  dividend  rate of the shares of the class or
series, whether dividends will be cumulative, and, if so, from what date or dates;

                           (c) The price or  prices at which,  and the terms and
conditions on which, the shares of the class or series may be redeemed at the option of the Corporation;

                           (d)  Whether or not the shares of the class or series
will be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled, the amount of such fund and the terms and provisions relative to the operation thereof;

                           (e)  Whether or not the shares of the class or series
will be convertible into, or exchangeable for, any other shares of stock of the Corporation or other securities, and if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

                           (f) The  rights of the  shares of the class or series
in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                           (g)  Whether or not the shares of the class or series
will have priority over, parity with, or be junior to the shares of any other class or series in any respect, whether or not the shares of the class or series will be entitled to the benefit of limitations restricting the issuance of shares of any other class or series having priority over or on parity with the shares of such class or series and whether or not the shares of the class or series are entitled to restrictions on the payment of dividends on, the making of other distributions in respect of, and the purchase or redemption of shares of any other class or series of Preferred Stock or Common Stock ranking junior to the shares of the class or series;

                           (h)  Whether  the  class or series  will have  voting
rights in addition to any voting rights provided by law, and if so, the terms of such voting rights; and

                           (i)   Any    other    preferences,    qualifications,
privileges, options and other relative or special rights and limitations of that class or series.

                  (C) The Series B Convertible Preferred Stock, shall have a stated value of $100.00 per share, and the shares therefore, when issued for such amount, shall be fully paid and nonassessable. The Series B Convertible Preferred Stock shall consist of 39,600 shares, which number may be increased (but only in connection with a stock split or stock dividend) or decreased from time to time (but not below the number thereof then outstanding) by the Board of Directors. Upon the reacquisition of any of the Series B Convertible Preferred Stock, through conversion or otherwise, such reacquired Shares shall be canceled and shall become part of the authorized and unissued Preferred Stock, but shall not be authorized and unissued Series B Convertible Preferred Stock. The rights, preferences and limitations of the Series B Convertible Preferred Stock are as follows:

                           (a) Rank.  The Series B Convertible  Preferred  Stock
shall, with respect to rights on liquidation, winding up and dissolution of the Corporation, rank prior to the Common Stock and to all other classes and series of equity securities of the Corporation now or hereafter authorized, issued or outstanding, other than any class or series of equity securities ranking on a parity with the Series B Convertible Preferred Stock (the "Parity Stock"), or any class or series of equity securities of the Corporation ranking senior to the Series B Convertible Preferred Stock as to rights upon liquidation (the "Senior Stock"). The Series B Convertible Preferred Stock shall be junior to all outstanding debt of the Corporation. The Series B Convertible Preferred Stock shall be subject to creation of Senior Stock, Parity Stock and classes or series of equity securities ranking junior to the Series B Convertible Preferred Stock (the "Junior Stock").

                           (b)   Dividends.   Holders  of  record  of  Series  B
Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds of the Corporation legally available therefore, dividends at a rate to be determined by the Corporation's Board of Directors. All dividends declared on the Series B Convertible Preferred Stock shall be declared pro rata per share and shall be noncumulative. All dividends declared shall be payable to holders of record of the Series B Convertible Preferred Stock as they appear at the close of business on the stock books of the Corporation on record dates determined by the Board of Directors, not more than 60 calendar days preceding the date on which such dividends are payable.

                           (c)  Liquidation  Preference.  The  amount  which the
holders of shares of Series B Convertible Preferred Stock shall be entitled to receive, subject to the rights of creditors, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be $100.00 per share. Upon any such liquidation, dissolution or winding up, the preferential amounts with respect to the Series B Convertible Preferred Stock and any Parity Stock shall be distributed pro rata in accordance with the aggregate preferential amounts of the Series B Convertible Preferred Stock and such Parity Stock, if any, out of or to the extent of the net assets of the Corporation legally available for such distribution, before any distributions are made with respect to any Junior Stock.

                           (d)  Redemption.  The Series B Convertible  Preferred
Stock is not subject to any redemption rights on the part of the Corporation, nor shall the holders of the Series B Convertible Preferred Stock have the right to require the Corporation to redeem their shares.

                           (e)      Conversion.

                           (i) At the Option of the Holder. At the option of each of the holders of outstanding Series B Convertible Preferred
         Stock, such stock may be converted into the fully paid and nonassessable shares of Common Stock as provided for in this Paragraph
         (e). As used in this Paragraph (e), Common Stock means (A) the Common Stock, no par value, of the Corporation, as authorized by this Certificate of Incorporation, and (B) any other class of capital stock into which such Common Stock has been changed pursuant to any reclassification or reorganization.

                           (ii) Conversion Ratio. The Series B Convertible Preferred Stock may be converted into Common Stock at the conversion rate in effect at the "Conversion Date" (as defined below). The conversion rate shall be 33.2175 shares of Common Stock for each share of Series B Convertible Preferred Stock converted (the "Conversion Ratio"). The Conversion Ratio shall be subject to adjustment from time to time, as provided in Subparagraph (iv) of this Paragraph (e).

                           (iii) Certain Transaction. In case of any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, or in case of any statutory exchange of securities with another corporation, there will be no adjustment of the Conversion Ratio, but each holder of shares of Series B Convertible Preferred Stock then outstanding will have the tight thereafter to convert such shares into the kind and amount of securities, cash or other property which such holder would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale or conveyance had such shares been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale or conveyance.

                           (iv) Adjustment of Conversion  Ratio.  The Conversion
         Ratio is subject to adjustment, upon certain events, including the issuance of Common Stock of the Corporation as a dividend with respect to the outstanding Common Stock, subdivisions or combinations of Common Stock, the issuance to holders of Common Stock generally of rights or warrants to subscribe for Common Stock, or the distribution to holders of Common Stock generally of evidences of indebtedness, assets (excluding dividends in cash out of retained earnings) or rights or warrants to subscribe for securities of the Corporation other than those mentioned above. The adjustments required by this Subparagraph
         (iv) shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock into which each share of Series B Convertible Preferred Stock is convertible that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Subparagraph (iii) unless and until such adjustment, either by itself or with other adjustments not previously made, adds or subtracts at least five percent (5%) to or from the number of shares of Common Stock into which each share of Series B Convertible Preferred Stock is convertible immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
         Subparagraph (iv) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. Each adjustment in the Conversion Ratio pursuant to this Subparagraph (iv) shall become effective as of either (A) the record date for the payment of such dividend, or (B) the effective date of any such subdivision or combination. Notwithstanding the foregoing, the Conversion Ratio shall not be subject to adjustment to the extent the Corporation issues any Common Stock in connection with any employee compensation and benefit plans, employee agreements and contracts. No adjustment in the Conversion Ratio for the Series B Convertible Preferred Stock shall be made if, at the same time that the Corporation takes an action with respect to the Common Stock that would otherwise require adjustment under this Subparagraph (iv), the Corporation shall take the same action with respect to the Series B Convertible Preferred Stock in the same proportion as if each share of Series B Convertible Preferred Stock had been converted into shares of Common Stock at the then applicable Conversion Ratio immediately before the record date for the determination of holders of Common Stock entitled to receive the dividends, rights, warrants, or distributions : Whenever the Conversion Ratio is adjusted as provided in this Subparagraph (iv), the Corporation shall promptly file with the Transfer Agent for the Series B Convertible Preferred Stock a statement signed by the Chairman of the Board, President or Vice President of the Corporation and by its Treasurer or its Secretary showing in detail the facts requiring such adjustment, and shall exhibit the statement to any holder of Series B
         Convertible  Preferred  Stock  desiring  to inspect the  statement.  In addition, with respect to adjustments made while any Series B Convertible Preferred Stock is outstanding, the Corporation shall state to the Transfer Agent and in the next quarterly and annual report to shareholders that an adjustment has been effected and give the adjusted Conversion Ratio. Such quarterly and annual report shall be mailed to all holders of record of the Series B Convertible Preferred Stock on the record date used for mailing such quarterly and annual report to holders of Common Stock.

                           (v) Conversion Procedure. The Series B Convertible Preferred Stock may be converted by (A) surrendering the certificates representing the shares of such Series B Convertible Preferred Stock, together with (B) written notice of conversion, and (C) a proper assignment of such certificates to the Corporation or in blank. The notice of conversion shall state the name(s) and address(es) in which the certificates representing the Common Stock issuable upon such conversion shall be issued. The date upon which the certificates representing the shares to be converted, the notice of conversion and the assignment are received by the transfer agent is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, as specified in the notice of conversion, certificate(s) for the number of full shares of Common Stock (or other shares of capital stock, other securities, cash or other property) issuable upon such conversion, together with any cash instead of fractional shares as provided in Subparagraph (vi) below. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of the Series B Convertible Preferred Stock shall cease and the person or persons in whose names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                           (vi) Cash Adjustment. No fractional shares of Common Stock (or other shares of stock or other securities) or scrip representing fractional shares shall be issued upon conversion of the Series B Convertible Preferred Stock. Instead, the Corporation shall pay a cash adjustment in an amount equal to the same fraction of the current market price per share of the Common Stock (or other shares of capital stock or other securities) at the Conversion Date. As used in this Subparagraph (vi), the term "current market price" at any time means the daily average closing price for a period of thirty business days ending on the business day before the date for which such price is to be determined. The closing price for each business day will be either (A) the last sale price as quoted on the principal national securities exchange upon which the Common Stock (or other capital stock or securities) is listed or admitted to trading, or, (B) if the Common Stock (or other capital stock or securities) is not so listed or admitted, the average of the closing bid and asked prices as quoted on the National Association of Securities Dealers Automated Quotation System. If, for any reason, such closing prices cannot reasonably be determined, then the current market price will be determined by any
         reasonable   method   selected  by  the  Board  of   Directors  of  the
         Corporation.

                           (vii) Corporation to Reserve Stock for Conversion. As long as any Series B Convertible Preferred Stock remains outstanding, the Corporation shall reserve out of its authorized but unissued Common Stock the full number of shares of Common Stock deliverable upon the conversion of all outstanding Series B Convertible Preferred Stock.

                           (f)      Voting Rights.

                           (i) Number of Votes. Holders of shares of Series B Convertible Preferred Stock shall vote together as a class with holders of the Common Stock for the election of directors and all other matters as to which holders of the Common Stock shall be entitled to vote. Each share of Series B Convertible Preferred Stock shall be entitled to
         33.2175 votes, which represents a number of votes equal to the number of shares of Common Stock into which the Series B Convertible Preferred Stock is convertible and which number is subject to adjustment pursuant to Subparagraph (e)(iv).

                           (ii) Additional Voting Rights. In addition, the approval of a majority of the outstanding shares of Series B Convertible Preferred Stock, voted together as a class, shall be required in order to amend the Certificate of Incorporation of the Corporation to affect adversely the rights of the holders of the Series B Convertible Preferred Stock or to take any action which would result in the creation of or an increase in the number of authorized shares senior or superior with respect to dividends or upon liquidation to the Series B Convertible Preferred Stock. Subject to the foregoing, the Corporation's Certificate of Incorporation may be amended to increase the number of authorized shares of Parity Stock or Junior Stock without the vote by class of the holders of the outstanding Series B Convertible Preferred Stock."

                                   ARTICLE VI

                                 INDEMNIFICATION

                  The  Corporation  shall  indemnify  its  officers,  directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Corporation as an officer, director, employee, or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the New Jersey Business Corporation Act. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Corporation shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                                   ARTICLE VII

                        NAME AND ADDRESS OF INCORPORATOR

                  The name and address of the incorporator is: Ronald H. Janis, Esq., c/o Clapp & Eisenberg, 80 Park Plaza, 23rd Floor, Newark, New Jersey 07102.

                                  ARTICLE VIII

                           CLASSIFICATION OF DIRECTORS

                  The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders following the meeting at which this Article VIII is adopted, the term of office of the second class to expire at the second annual meeting of stockholders following the meeting at which this Article VIII is adopted and the term of office of the third class to expire at the third annual meeting of stockholders following the meeting at which this Article VIII is adopted. If this Article VIII is adopted: a special meeting of stockholders, directors of the second and third classes shall be elected to their terms at such special meeting, and directors of the first class shall be designated in advance of such special meeting by the Board of Directors from among the directors elected at the preceding annual meeting of stockholders and shall not be required to stand for election at such special meeting of stockholders. If this Article VIII is adopted at an annual meeting of stockholders, all three classes of directors shall be elected to their terms at such annual meeting. At each annual meeting of stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election or as soon thereafter as their successors have been elected and qualified.

                  Notwithstanding anything else in this Certificate of Incorporation to the contrary (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article VIII may not be amended, altered, changed or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

                                   ARTICLE IX

                                  MINIMUM PRICE

                  The   stockholder   vote   required   to  approve  a  Business
Combination (as hereinafter defined) shall be as set forth in this section.

A.       (1)      Except as otherwise  expressly  provided in this section,  the affirmative vote of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon shall be required in order to authorize any of the following:

                   (a) Any merger or consolidation of the Corporation or any subsidiary thereof with a Related Person (as hereinafter defined) or any other corporation which after such merger or consolidation would be a Related Person;

                   (b) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

                   (c) the issuance or transfer by the Corporation or any subsidiary thereof of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

                   (d)     the   adoption  of  any  plan  or  proposal  for  the
                           liquidation  or   dissolution   of  the   Corporation
                           proposed by or on behalf of a Related Person;

                   (e) any reclassification of securities (including any reverse stock split) or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person;

                   (f)     any   agreement,   contract   or  other   arrangement
                           providing for any of the transactions described in this section of the Certificate of Incorporation.

         (2) Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any provision of law or any agreement with any national securities exchange which might otherwise permit a lesser vote or no vote.

         (3) The term "Business Combination" as used in this section shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (f) above.

B. The provisions of Part A of this section shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative shareholder vote and such approval by the Board of Directors as is required by any other provision of this Certificate of Incorporation, any provision of law or any agreement with any national securities exchange, if all of the conditions specified in either of the following subparagraphs (1) or (2) are met:

         (1) The Business Combination shall have been approved by a majority of the directors of the Corporation then in office.

         (2)       All the following conditions have been met:

                   (a) The aggregate amount of (x) cash and (y) Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the amount determined under sub-clauses (i) and (ii) below:

                           (i) if the Related Person has acquired  shares of the
                               Corporation's common stock in a tender offer for or has requested or invited the tender of the Corporation's common stock in a transaction subject to the provisions of Section 14(d) of the Securities Exchange Act of 1934, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related Person for any share of common stock acquired by it (a) within the one-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (b) in connection with the tender offer or request or invitation of tenders, whichever is higher;

                           (ii)if the Related  Person has not made such a tender
                               offer for or invited or requested the tender of the Corporation's common stock, two times the highest Fair Market Value per share of the Corporation's common stock during the one-year period ending with the Announcement Date.

                   (b) The consideration to be received by holders of a particular class of outstanding voting stock shall be in cash or in the same form as the Related Person has previously paid for shares of such class or voting stock. If the Related Person has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.

C.       For the purpose of this section the following definitions apply:

         (1) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934), is the "beneficial owner" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) in the aggregate of 10 percent or more of the outstanding shares of common stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed "beneficially owned" by such Related Person.

         (2) The term "Substantial Part" shall mean more than 25 percent of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

         (3) The term "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question if a specific date for valuation thereof is specified or during the period in question if a period for valuation thereof is specified of a share of such stock on the Composite Tape for American Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the American Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing price or closing bid quotation with respect to a share of such stock during the 30-day period preceding such date in question or during such period in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors, in good faith; and
                   (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

         (4) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (2)(a) of Part B of this Article shall include the shares of common stock and/or the shares of any other class of outstanding voting stock retained by the holders of such shares.

D. Nothing contained in this section shall be construed to relieve any Related Party from any fiduciary obligation imposed by law.

E. If any question shall arise as to the applicability of this Article IX or as to the interpretation of any of the provisions, such questions shall be resolved by the Board of Directors, and the Board's resolution shall be final and binding.

F. Notwithstanding any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the by-laws of the Corporation), the provisions of this Article IX may not be amended, altered, changed, or repealed in any respect, nor may any provision inconsistent herewith be adopted, unless such action is approved by the affirmative vote of the holders of at least three-quarters of all of the outstanding shares of common stock entitled to vote thereon, said vote to take place at an annual or special meeting of the Corporation's stockholders called for the purpose of considering such matter.

                                    ARTICLE X

                LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

                  A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that such provision shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this provision to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

                  Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                  IN WITNESS WHEREOF, Kenneth T. Neilson, Chairman, President and Chief Executive Officer of the Corporation, has hereunto executed on behalf of the Corporation this Amended and Restated Certificate of Incorporation on the
       day of January, 1997.

                            HUBCO, Inc.


                            By: _________________________________
                                KENNETH T. NEILSON
                                Chairman, President and Chief Executive Officer